EXHIBIT 31.4

CERTIFICATION

I, Nicole Altenburg, certify that:

1.                                      I have reviewed this Amendment No. 1 to Form 10-K of Mines Management, Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2016

/s/ Nicole Altenburg
Nicole Altenburg
Principal Financial Officer